SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2002

SANMINA-SCI CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21272	77-0228183

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2700 NORTH FIRST STREET
SAN JOSE, CALIFORNIA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 964-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

ITEM 5. OTHER EVENTS

     On December 18, 2002, Sanmina-SCI Corporation (“Sanmina-SCI”) announced the pricing of an offering of $750,000,000 of its 10.375% senior secured notes due January 15, 2010 (the “Notes”) in a private placement to qualified investors, as part of a refinancing transaction pursuant to which Sanmina-SCI would also enter into a $275 million senior secured credit facility (the “Credit Facility”). Sanmina-SCI’s press release relating to the pricing of the offering dated December 18, 2002, attached hereto as Exhibit 99.1, is incorporated by reference herein. On December 23, 2002, Sanmina-SCI announced the closing of the offering of the Notes and its entry into the Credit Facility. Sanmina-SCI’s press release relating to the closing of the refinancing transaction dated December 23, 2002, attached hereto as Exhibit 99.2, is incorporated by reference herein. In addition, the unaudited supplemental guarantors consolidating financial information, attached hereto as Exhibit 99.3, is incorporated by reference herein.

     Since September 28, 2002, we have repurchased, through unsolicited privately negotiated transactions, approximately $ 25.0 million aggregate principal amount of the 3% Convertible Subordinated Notes due 2007 of SCI Systems, Inc., one of our wholly-owned subsidiaries, $ 27.5 million aggregate principal amount of our 4 1/4% Convertible Subordinated Notes due 2004, and $ 227.1 million aggregate principal amount at maturity (having an accreted value of $ 111.5 million) of our Zero Coupon Convertible Subordinated Debentures due 2020.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Sanmina-SCI on December 18, 2002

Exhibit 99.2	Press Release issued by Sanmina-SCI on December 23, 2002

Exhibit 99.3	Unaudited Supplemental Guarantors Consolidating Financial Information

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

By:	/s/ Rick R. Ackel

Rick R. Ackel Executive Vice President and Chief Financial Officer

Date: December 23, 2002

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Sanmina-SCI on December 18, 2002

Exhibit 99.2	Press Release issued by Sanmina-SCI on December 23, 2002

Exhibit 99.3	Unaudited Supplemental Guarantors Consolidating Financial Information